UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

Republic of Panama

(State or other jurisdiction of incorporation)

001-08430	72-0593134
(Commission File Number)	(IRS Employer Identification No.)

4424 West Sam Houston Parkway North
Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2017, McDermott International, Inc., a corporation incorporated under the laws of the Republic of Panama (the “Company” or “McDermott”), entered into a Business Combination Agreement (the “Agreement”) by and among the Company, McDermott Technology, B.V., a company incorporated under the laws of the Netherlands (“Bidco”) and a direct, wholly owned subsidiary of the Company, McDermott Technology (Americas), LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“U.S. Acquiror 1”), McDermott Technology (US), LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“U.S. Acquiror 2”), Chicago Bridge & Iron Company N.V., a public company with limited liability incorporated under the laws of the Netherlands (“CB&I”), Comet I B.V., a company incorporated under the laws of the Netherlands and a direct, wholly owned subsidiary of CB&I (“Comet Newco”), Comet II B.V., a company incorporated under the laws of the Netherlands and a direct, wholly owned subsidiary of Comet Newco (“Comet Newco Sub”), and several other indirect subsidiaries of CB&I identified and defined in the Agreement as “CT Seller 1,” “CT Seller 2,” “CT Seller 3” and “CT Seller 4” (together, the “CT Sellers”; and the CT Sellers, together with CB&I, Comet Newco and Comet Newco Sub, the “CB&I Parties”). The Agreement has been approved by the board of directors of the Company, the management board of CB&I and the supervisory board of CB&I (the “CB&I Supervisory Board”).

Structure. Pursuant to the Agreement, the Company and CB&I will combine through a series of transactions, as follows (and subject to the terms and conditions of the Agreement):

•	Bidco will commence an exchange offer (the “Exchange Offer”) to acquire any and all of the issued and outstanding shares of the common stock of CB&I, par value €0.01 per share (“CB&I Common Stock”), with each share of CB&I Common Stock accepted by Bidco in the Exchange Offer to be exchanged for the right to receive 2.47221 shares of common stock of the Company, par value $1.00 per share (“McDermott Common Stock”) (or 0.82407 shares of McDermott Common Stock, if the 3-to-1 reverse stock split of McDermott Common Stock contemplated by the Agreement is completed) (the applicable ratio, the “Exchange Offer Ratio”), plus cash in lieu of any fractional shares (collectively, the “Per Share Consideration”);

•	Subsidiaries of the Company will acquire for cash certain entities that own CB&I’s technology business (the “CB&I Technology Acquisition”) and the cash proceeds paid in the CB&I Technology Acquisition will be used to repay certain existing debt of CB&I;

•	CB&I will merge with and into Comet Newco Sub, and each share of CB&I Common Stock that was not tendered in the Exchange Offer will be exchanged into a share of Comet Newco stock (the “Merger”);

•	Comet Newco will sell to Bidco all of the outstanding shares of Comet Newco Sub (the “Share Sale”) in exchange for a note that is mandatorily exchangeable into shares of McDermott Common Stock (the “Exchangeable Note”); and

•

Comet Newco will be dissolved and subsequently liquidate in accordance with Sections 2:19 and 2:23b of the Dutch Civil Code. Pursuant to the liquidation, each holder of shares of CB&I Common Stock not tendered in the Exchange Offer will receive, as a liquidation distribution, the Per Share Consideration for each such share (reduced by applicable withholding taxes, including any Dutch withholding taxes under the Dividend

Withholding Tax Act 1965). Any portion of the Exchangeable Note that is distributed to Bidco will be extinguished. This step is referred to as the “Liquidation” and, together with the CB&I Technology Acquisition, the Merger, the Share Sale and the Exchange Offer, the “Combination.”

Each step of the Combination is intended to be completed substantially concurrently, in the order indicated.

Treatment of Equity Awards. At the closing, outstanding CB&I restricted stock units that vest upon the closing in accordance with their terms, CB&I restricted stock units held by CB&I’s non-employee directors and CB&I deferred share awards will vest (if unvested) and be converted into the right to receive the Per Share Consideration in respect of each share of CB&I Common Stock covered by the award, less any applicable withholding taxes. Also at the closing, outstanding CB&I restricted stock units that do not vest at the closing by their terms and outstanding CB&I options will convert into corresponding awards relating to shares of McDermott Common Stock, with appropriate adjustments to reflect the Exchange Offer Ratio and will remain subject to their original vesting schedule (except that any CB&I options will vest at the closing). Further, at the closing, outstanding CB&I performance shares will be cancelled and converted into a right to receive a cash payment equal to (i) the target number of shares of CB&I Common Stock underlying the award multiplied by (ii) the Exchange Offer Ratio multiplied by (iii) the closing price of a share of McDermott Common Stock on the business day immediately preceding the closing date.

Post-closing Governance. At the closing, the Company’s board of directors will have 11 members, including (i) six persons who are current members of the Company’s board of directors, two of which will be Gary Luquette, the Chairman of the Company’s board of directors, and David Dickson, the President and Chief Executive Officer of the Company, and (ii) five persons who are current members of the CB&I Supervisory Board. Gary Luquette will continue as the Non-Executive Chair of the Company’s board of directors, David Dickson will continue as the President and Chief Executive Officer of the Company and Stuart Spence will continue as the Executive Vice President and Chief Financial Officer of the Company. Patrick Mullen, President and Chief Executive Officer of CB&I, will remain with the combined company for a transition period to ensure a smooth integration. Operational leadership will include representatives from both CB&I and McDermott.

Closing Conditions. The closing of the Combination is subject to customary conditions, including but not limited to: (i) certain approvals by CB&I’s shareholders and McDermott’s stockholders; (ii) receipt of regulatory approvals in specified jurisdictions; (iii) satisfaction of the conditions under the financing commitments or the funding of the financing; (iv) the effectiveness of a registration statement on Form S-4 that will be filed by McDermott for the issuance of McDermott Common Stock in connection with the Combination; (v) the approval of the listing of the shares of McDermott Common Stock to be issued in connection with the Combination on the New York Stock Exchange; and (vi) subject to specified exceptions, limitations and qualifiers, the accuracy of representation and warranties of McDermott and CB&I as of the closing date, including the absence of any material adverse effect with respect to McDermott’s or CB&I’s business, as applicable.

Representations, Warranties and Covenants. The Agreement contains customary representations, warranties and covenants, including, among others, covenants by each of CB&I and McDermott: (i) to conduct its business in the ordinary course; (ii) to cooperate with respect to seeking regulatory approvals; (iii) to cooperate with respect to the financing; (iv) to hold a meeting of its stockholders or shareholders, as applicable, to consider the approvals contemplated by the Agreement; (v) not to solicit proposals relating to alternative business combination transactions; and (vi) subject to certain exceptions, not to enter into any discussion concerning or provide confidential information in connection with alternative business combination transactions.

Termination. The Agreement contains provisions granting each of McDermott and CB&I the right to terminate the Agreement under specified conditions, including (i) if the Combination is not completed by June 18, 2018 (unless extended by either party in accordance with the Agreement to a date not later than December 18, 2018 if certain regulatory approvals here not been received by June 18, 2018); (ii) if either CB&I’s shareholders or McDermott’s stockholders fail to approve a required proposal in connection with the Combination; (iii) if a final nonappealable governmental order in one of the specified jurisdictions has been issued prohibiting the Combination; (iv) if the other party has breached its representations, warranties or covenants in the Agreement, subject to certain materiality and “material adverse effect” standards; (v) subject to compliance with specified process and notice requirements, in order to enter a superior alternative business combination transaction; or (vi) if the other party’s board of directors has changed its recommendation in connection with the Combination. In the event of a termination of the Agreement under certain specified circumstances, including termination by CB&I or McDermott to enter into a superior alternative business combination transaction or a termination following a change in recommendation by CB&I or McDermott’s board of directors, CB&I or McDermott generally would be required to pay the other party a termination fee equal to $60 million.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated by reference herein.

The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about McDermott or CB&I. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of McDermott or CB&I. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in McDermott’s or CB&I’s public disclosures.

Financing Commitments

In connection with the Combination, on December 18, 2017, McDermott entered into a commitment letter (the “Commitment Letter”), pursuant to which Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank and Goldman Sachs Bank USA (collectively, the “Commitment Parties”) have committed to providing financing for the Combination. The Commitment Letter provides for a fully committed senior secured term loan B facility in the aggregate principal amount of $1.750 billion (the “Term B Facility”), a fully committed senior secured term loan C facility in the aggregate principal amount of $500 million (the “Term C Facility”), a $1.000 billion senior secured revolving credit facility (the “Revolving Facility”), a $1.200 billion senior secured letter of credit facility (the “LC Facility” and, together with the Term B Facility, the Term C Facility and the Revolving Facility, the “Senior Credit Facilities”) and fully committed senior unsecured bridge facilities in an aggregate principal amount of

$1.500 billion, the availability of which is subject to reduction upon McDermott’s issuance of notes in a private placement or equity securities pursuant to the terms set forth in the Commitment Letter (the “Bridge Facilities” and, together with the Senior Credit Facilities, the “Facilities”).

The Commitment Parties’ commitments are subject to satisfaction of certain conditions, including (1) the execution and delivery of definitive documentation with respect to the Facilities in accordance with the terms sets forth in the Commitment Letter, (2) the consummation of the Combination in accordance with the Combination Agreement and (3) the absence of any material adverse effect with respect to CB&I’s business. The foregoing description of the Commitment Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Item 8.01	Other Events.

On December 18, 2017, McDermott and CB&I issued a joint press release announcing that they had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Also on December 18, 2017, McDermott and CB&I released a joint investor presentation. A copy of the joint investor presentation is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Additional Information and Where to Find It

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, McDermott intends to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), that will include (1) a joint proxy statement of McDermott and CB&I, which also constitutes a prospectus of McDermott and (2) an offering prospectus of Bidco to be used in connection with Bidco’s offer to acquire CB&I shares. After the registration statement is declared effective by the SEC, McDermott and CB&I intend to mail a definitive proxy statement/prospectus to shareholders of McDermott and shareholders of CB&I, McDermott or Bidco intends to file a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC and soon thereafter CB&I intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the exchange offer. The exchange offer for the outstanding common stock of CB&I referred to in this document has not yet commenced. The solicitation and offer to purchase shares of CB&I’s common stock will only be made pursuant to the Schedule TO and related offer to purchase. This material is not a substitute for the joint proxy statement/prospectus, the Schedule TO, the Schedule 14D-9 or the Registration Statement or for any other document that McDermott or CB&I may file with the SEC and send to McDermott’s and/or CB&I’s shareholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION OR DECISION WITH RESPECT TO THE EXCHANGE OFFER, WE URGE INVESTORS OF CB&I AND MCDERMOTT TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS, SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR

SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY MCDERMOTT AND CB&I WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCDERMOTT, CB&I AND THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free copies of the Registration Statement, joint proxy statement/prospectus, Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by McDermott and CB&I with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from McDermott’s website (http://www.mcdermott.com) under the tab, “Investors” and under the heading “Financial Information” or by contacting McDermott’s Investor Relations Department at (281) 870-5147. These documents are also available free of charge from CB&I’s website (http://www.cbi.com) under the tab “Investors” and under the heading “SEC Filings” or by contacting CB&I’s Investor Relations Department at (832) 513-1068.

Participants in Proxy Solicitation

McDermott, CB&I and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from McDermott’s and CB&I’s shareholders in connection with the proposed transactions. Information regarding the officers and directors of McDermott is included in its definitive proxy statement for its 2017 annual meeting filed with SEC on March 24, 2017. Information regarding the officers and directors of CB&I is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on March 24, 2017. Additional information regarding the persons who may be deemed participants and their interests will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with SEC in connection with the proposed transactions. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements

McDermott and CB&I caution that statements in this Current Report on Form 8-K which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact actual results of operations of McDermott, CB&I and the combined company. These forward-looking statements include, among other things, statements about anticipated cost and revenue synergies, accretion, best-in-class operations, opportunities to capture additional value from market trends, maintenance of a consistent customer approach to pricing, safety and transition issues, free cash flow, plans to de-lever and permanent debt financing. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: the ability of McDermott and CB&I to obtain the regulatory and shareholder approvals necessary to complete the anticipated combination on the anticipated timeline or at all; the risk that a condition to the closing of the anticipated combination may not be satisfied, on the anticipated timeline or at all or that the anticipated combination may fail to close, including as the result of any inability to obtain the financing for the combination; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated combination; the costs incurred to consummate the anticipated combination; the possibility that the expected synergies from the anticipated combination will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies, the credit ratings of the combined company following the anticipated combination; disruption from the anticipated combination making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated combination; adverse changes in the markets in which McDermott and CB&I operate or credit markets, the inability of McDermott or CB&I to execute on contracts in backlog successfully, changes in project design or schedules, the availability of qualified personnel, changes in the terms, scope or timing of contracts, contract cancellations, change orders and other modifications and actions by customers and other business counterparties of McDermott and CB&I; or changes in industry norms and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward looking statements. For a more complete discussion of these and other risk factors, please see each of McDermott’s and CB&I’s annual and quarterly filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q. This Current Report on Form 8-K reflects the views of McDermott’s management and CB&I’s management as of the date hereof. Except to the extent required by applicable law, McDermott and CB&I undertake no obligation to update or revise any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

2.1	Business Combination Agreement dated as of December 18, 2017 by and among McDermott International, Inc., McDermott Technology, B.V., McDermott Technology (Americas), LLC, McDermott Technology (US), LLC, Chicago Bridge & Iron Company N.V., Comet I B.V., Comet II B.V, CB&I Oil & Gas Europe B.V., CB&I Group UK Holdings, CB&I Nederland B.V. and The Shaw Group, Inc. †

10.1	Commitment Letter dated December 18, 2017 to which McDermott International, Inc., Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank and Goldman Sachs Bank USA are parties

99.1	Joint Press Release dated December 18, 2017

99.2	Joint Investor Presentation dated December 18, 2017

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDermott International, Inc.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

Date: December 18, 2017